United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2026

Date of Report (Date of earliest event reported)

Aldel Financial II Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42377	98-1800702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791 6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	ALDF	The Nasdaq Stock Market LLC
Warrants	ALDF.W	The Nasdaq Stock Market LLC
Units	ALDF.U	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its shareholders at the Meeting (defined below), Aldel Financial II Inc. (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment, dated October 7, 2026, to the Investment Management Trust Agreement, dated October 21, 2024 (as amended from time to time, the “Trust Agreement”), by and between Continental Stock Transfer & Trust Company and the Company (the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on October 8, 2026, the Company will file the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, the Company has the right to extend the date by which the Company must consummate a business combination from October 23, 2026 on a monthly basis up to fifteen times until January 23, 2028 in accordance with the terms of the Trust Agreement.

Item 5.07  Submission of Matters to a Vote of Security Holders

On October 5, 2026, the Company held an extraordinary general meeting in lieu of an annual general meeting (the “Meeting”) of its shareholders. The proposals voted on at the Meeting are described in the Company’s definitive proxy statement on Schedule 14A for the Meeting filed with the Securities and Exchange Commission on September 21, 2026. A total of 24,589,695 of the Company’s Class A ordinary shares and Class B ordinary shares or 82.33% of the Company’s outstanding shares as of September 10, 2026, the record date for the Meeting, were represented virtually or by proxy at the Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Meeting.

Extension Amendment Proposal

A proposal, by special resolution, to amend the Company’s Amended and Restated Memorandum and Articles of Association by adopting the amendment to the Company’s Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A to the Proxy Statement (i) to allow the Company to extend the date by which the Company must consummate a business combination from October 23, 2026 on a monthly basis up to fifteen times until January 23, 2028 in accordance with the terms set forth in the Investment Management Trust Agreement, dated October 21, 2024, by and between the Company and Continental Stock Transfer and Company, as amended. The votes were as follows:

For	Withhold	Abstentions
18,835,900	5,753,795	0

Withdrawal Amendment Proposal

A proposal, by special resolution, to amend Article 186 (b) (ii) of the Articles to reduce the amount of interest earned on the trust account that the Company is entitled to withdraw from the trust account to cover liquidation and dissolution expenses from $100,000 to $25,000.. The votes were as follows:

For	Against	Abstentions
22,639,713	1,949,982	0

Trust Agreement Amendment Proposal

A proposal, by as a special resolution, to amend the Trust Agreement (i) to allow the Company to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the IPO if the Company has not completed its initial business combination by the Deadline Date, or extended such date on a monthly basis up to fifteen times until the Extended Date by depositing $50,000 into the trust account for each one-month extension two (2) days prior to such Extension, and (ii) to reduce the amount of interest earned on the trust account that the Company is entitled to withdraw from the trust account to cover liquidation and dissolution expenses from $100,000 to $25,000. The votes were as follows:

For	Against	Abstentions
22,639,713	1,949,982	0

Director Election Proposal

A proposal, by as an ordinary resolution, to appoint Stuart Kovensky and Meltem Demirors as Class II directors on the Company’s board of directors to serve until the 2029 annual general meeting of the Company, until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The votes were as follows:

For		Against	Abstentions	Boker Non-Vote
Stuart Kovensky	17,352,421	7,237,274	0	0
Meltem Demirors	17,352,421	7,237,274	0	0

Auditor Ratification Proposal

A proposal, as an ordinary resolution, to ratify the appointment by the audit committee of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending 31 December 2025. The votes were as follows:

For	Against	Abstentions	Boker Non-Vote
22,890,294	1,699,401	0	0

Each of the proposals described above was approved by the Company’s shareholders. The Company’s shareholders elected to redeem 19,690,019 ordinary shares in connection with the Meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Memorandum and Articles of Association
10.1	Amendment to the Investment Management Trust Agreement, dated October 7, 2026, by and between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2026

ALDEL FINANCIAL II INC.

By:	/s/ Robert I. Kauffman
Name:	Robert I. Kauffman
Title:	Chief Executive Officer